Exhibit 99.1

April 7, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.

Washington, D.C.  20549

Commissioners:

We have read the statements made by Peppermill Capital Corporation (the "Company") (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-KSB, as part of the Company's Form 8-KSB report dated April 7, 2000. We agree with the statements concerning our firm, except we are not in a position to agree or disagree with Company's statements that:

     1. Effective April 7, 2000, the Company engaged Kaufman, Rossin & Company as the Registrant's principal accountant.

     2.   The decision to change accountants was approved on March 23, 2000.


Very truly yours,

/s/ Andersen, Andersen & Strong.
--------------------------------
Andersen Andersen & Strong, L.C.


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